PROVIDIAN FINANCIAL CORPORATION
                        1997 EMPLOYEE STOCK PURCHASE PLAN
                                   UK SUB-PLAN

                                       and

                             FIRST AMENDMENT TO THE
                         PROVIDIAN FINANCIAL CORPORATION
                        1997 EMPLOYEE STOCK PURCHASE PLAN




                          As adopted on June 29, 1999


1.   Article 1: Background and Purpose

1.1 The Providian Financial Corporation 1997 Employee Stock Purchase Plan ("the Plan") was adopted on August 7, 1997, and is maintained by Providian Financial Corporation (the "Company").

1.2 This document constitutes the additional provisions (the "UK Sub-Plan") that are to be read in conjunction with the Plan and are applicable to those eligible employees under the Plan who are liable to income tax in the United Kingdom. This UK Sub-Plan is hereby adopted by the Company on June 29, 1999 as an amendment to the Plan.

1.3 The purpose of this UK Sub-Plan is to advance the interests of the Company by enabling it and its Affiliates to attract and retain the best employees for positions of responsibility in the United Kingdom, and to provide them with an opportunity for investment in the Company; thereby giving them an additional incentive to increase their efforts on behalf of the long term success of the Company and its Affiliates.

2.   Article 2: Definition and Construction

All terms used in this UK Sub-Plan shall have the meaning ascribed to them in the Plan, and if not defined in the Plan, shall be given their normal and ordinary meaning except that "UK Sub-Plan" shall mean the provisions contained herein to be known as the Providian Financial Corporation 1997 Employee Stock Purchase Plan UK Sub-Plan, as the same may be amended from time to time.

3.   Article 3: Incorporation of Plan

This UK Sub-Plan shall be ancillary and secondary to the Plan, and the provisions of this UK Sub-Plan shall be applicable to any eligible employee who has or shall have a liability to United Kingdom income tax in respect of remuneration received or receivable from the Company, in which case the provisions of this UK Sub-Plan shall apply as well as the provisions of the Plan. For the avoidance of doubt, this UK Sub-Plan does not apply to any eligible employees who do not have a United Kingdom income tax liability in respect of remuneration received or receivable from the Company.

4.   Article 4: Withholding

4.1 An eligible employee shall indemnify and keep indemnified, the Company and any Affiliate, on demand in respect of any income tax or primary Class I National Insurance contribution for which the Company or any Affiliate is liable to account to the Inland Revenue under the Pay-As-You-Earn ("PAYE") system and for which it would not have been liable to account but for the eligible employee's participation in the Plan (save to the extent that any such company has already recovered any such income tax or National Insurance contribution by deduction under the PAYE system).

4.2 The Company or any Affiliate shall be entitled, if it wishes, to deduct and retain any amount to which it is entitled under this Article 4 from any payment which is due from it to the eligible employee.

4.3 The Company (in its own right and as trustee for any Affiliate) shall have a lien over any shares of Common Stock, whether fully or partly paid, which have been issued, or are to be issued, to an eligible employee as security for an amount to which the Company or Affiliate is entitled under this
     Article 4 from the eligible employee. The Company shall be entitled to register in the names of such nominee for the eligible employee as the Company shall direct such number of shares of Common Stock to be awarded to the Participant as the Company determines will have sufficient value, after taking into account any expenses of sale, to cover any amount under this
     Article 4, such shares (the "Indemnity Shares") to be held by the nominee on the following basis:

     4.3.1 if the eligible employee makes full payment of any sum due under this Article 4 within 30 days of written demand therefor being made by the Company, the Indemnity Shares shall be re-registered in the eligible employee's name; and

     4.3.2 if the eligible employee does not make payment as specified above, then the nominee shall be authorised and instructed to sell such number of the Indemnity Shares as the Company may direct be sold and shall account to (a) the relevant company for the proceeds of sale up to the amount required to satisfy the eligible employee's liability under this Article 4 and (b) the eligible employee for any balance of any said proceeds after deducting any expenses of sale.

5.   Article 5: Basis of participation in the Plan

5.1  Notwithstanding any other provision of the Plan:

     5.1.1 the Plan shall not form part of any contract of employment between the Company or any Affiliate and an eligible employee;

     5.1.2 the benefit to an eligible employee of participation in the Plan shall not form any part of his remuneration or count as his remuneration for any purpose; and

     5.1.3 if an eligible employee ceases to be employed by the Company or any Affiliate, he shall not be entitled to compensation for the loss of any right or benefit or prospective right or benefit under the Plan whether by way of damages for unfair dismissal, wrongful dismissal, breach of contract or otherwise.

5.2 It is a condition of participation in the Plan (which is voluntary) that the eligible employee agrees and accepts:

     5.2.1     the provisions of Article 5.1; and

     5.2.2 that the eligible employee shall not be entitled to compensation for the loss of any value or prospective value or of any right or benefit or prospective right or benefit in respect of any Offering made or to be made under this Plan;

     and by accepting any Offering, an eligible employee shall be deemed to have agreed to the terms of the Plan including the terms of this UK Sub-Plan.

     In Witness Hereof, this UK Sub-Plan is executed and adopted on behalf of the Company by the undersigned duly authorized officer on the date specified above.


                                               PROVIDIAN FINANCIAL CORPORATION




                                               By: /s/ Shailesh Mehta
                                                   ---------------------------
                                                   Shailesh Mehta
                                                   Chief Executive Officer